UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

TESSERA DEFENSE AND HOMELAND SECURITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HLSQ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Between October 20, 2026 and October 23, 2026, Tessera Defense and Homeland Security Inc. (the “Company”) issued 5,332,617 restricted shares of common stock to Mandragola Ltd. (the “Warrant Shares”) in three tranches upon cashless exercises by Mandragola of portions of the five-year warrant issued (the “DFSL Warrant”) to Mandragola on April 13, 2026 in connection with the Company’s acquisition of a 60% interest in Dr. Frucht Systems Ltd. (“DFSL”).

The DFSL Warrant is exercisable on a cashless basis for such number of shares of common stock equal to the Black-Scholes value of a Warrant Share, as set out in the DFSL Warrant, using the lower of the closing bid prices of the Company’s common stock in the two trading days preceding the exercise, subject to a floor of $0.10 per share (as adjusted). The DFSL Warrant may not be exercised to the extent that Mandragola, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding common stock after the exercise.

The Warrant Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

As of October 23, 2026, after giving effect to the issuances described above, the Company had 25,995,794 shares of common stock outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Special Meeting described in Item 5.07 below, the stockholders of the Company approved Amendment No. 2 to the Company’s 2026 Equity Incentive Plan (the “Plan”), which the Company’s Board of Directors adopted on September 24, 2026, subject to stockholder approval. Amendment No. 2 increased the number of shares of the Company’s common stock reserved and available for issuance under the Plan by 5,315,000 shares, from 685,000 shares to 6,000,000 shares, in each case after giving effect to the Company’s one-for-ten reverse stock split effected on September 9, 2026. A summary of the Plan, as amended by Amendment No. 2, is included under “Proposal 1” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2026 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the full text of Amendment No. 2, which is attached as Annex A to the Proxy Statement and incorporated herein by reference.

As a result of the stockholder approval, the equity awards to Michael Oster, the Company’s Chief Executive Officer, and David Rokach, the Company’s Chief Financial Officer, described in Item 5.02 of the Company’s Current Report on Form 8-K filed on October 7, 2026, which were subject to stockholder approval of Amendment No. 2, are no longer subject to that condition.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders (the “Special Meeting”) on October 20, 2026 in a virtual meeting format. As of October 5, 2026, the record date for the Special Meeting, there were 9,026,478 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote. A total of 3,728,434 shares were represented in person (virtually) or by proxy at the Special Meeting, representing approximately 41.3% of the shares entitled to vote and constituting a quorum. There were no broker non-votes at the Special Meeting because each proposal was considered a non-routine matter. The vote results detailed below represent the final results as certified by the Inspector of Election. Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2026.

Proposal 1: Approval of Amendment to the 2026 Equity Incentive Plan.

The Company’s stockholders approved an amendment to the Company’s 2026 Equity Incentive Plan to increase the number of shares of Common Stock reserved and available for issuance under the plan by 5,315,000 shares, from 685,000 shares to 6,000,000 shares, in each case after giving effect to the Company’s one-for-ten reverse stock split effected on September 9, 2026. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,540,463	187,380	591	0

Proposal 2: Adjournment Proposal.

The Company’s stockholders approved the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve Proposal 1. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,598,806	128,987	641	0

Because Proposal 1 received sufficient votes for approval, no adjournment of the Special Meeting was necessary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSERA DEFENSE AND HOMELAND SECURITY INC.

Date: October 23, 2026	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer

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